Exhibit 10.1

AMENDMENT TO THE

MYERS INDUSTRIES, INC.

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

WHEREAS, Myers Industries, Inc. (the “Employer”) established the Myers Industries, Inc. Executive Supplemental Retirement Plan (the “Plan”), effective January 1, 1997;

WHEREAS, pursuant to Section 10.7 of the Plan, the Employer may amend or modify any provision of the Plan, provided that no such action shall reduce the benefits or rights of any Participant or his Beneficiary accrued prior to the date of any such amendment; and

WHEREAS, the Employer desires to amend the Plan with respect to the reference to the interest rate used for purposes of calculating an Actuarial Equivalent form of benefit.

NOW, THEREFORE, the Plan is hereby amended effective August 12, 2015 as follows:

Section 2.1 of the Plan shall be amended in its entirety to read as follows:

“Section 2.1 The term “Actuarial Equivalent” shall mean a benefit of equivalent value when computed using a per annum interest rate as determined by reference to the applicable segment spot rates under Section 417(e) of the Internal Revenue Code as of the Participant’s Retirement Date or date of other separation from service.”

All other provisions of the Plan are unchanged and shall continue in full force and effect.

IN WITNESS WHEREOF, this Amendment has been duly adopted and executed as of this 12 day of August, 2015.

“EMPLOYER” MYERS INDUSTRIES, INC.

/s/ Greggory W. Branning
By:	Greggory W. Branning
Senior Vice President, Chief Financial Officer and Corporate Secretary